UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 27, 2017

WAYNE SAVINGS BANCSHARES, INC
(Exact name of registrant as specified in its charter)

Delaware	0-23433	31-1557791
(State or other jurisdiction of	(Commission File No.)	(IRS Employer incorporation)
Identification No.)

151 N. Market St., Wooster, Ohio		44691
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(330) 264-5767

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company

☐            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On July 27, 2017, Wayne Savings Bancshares, Inc. (the “Company”) entered into indemnification agreements (each, an “Indemnification Agreement”), on behalf of itself and the Company’s principal banking subsidiary, Wayne Savings Community Bank (the “Bank”), with each of the Company’s six directors, one of whom, David L. Lehman, is also the Company’s President and Chief Executive Officer (each, an “Indemnitee”). The Indemnification Agreements provide the Indemnitees with, among other things, indemnification against liabilities relating to their respective services as directors of the Company and the advancement of expenses under certain circumstances. The foregoing summary of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Company’s Indemnification Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01(d)	Exhibits

Exhibit Number	Description

10.6	Indemnification Agreement with directors (filed herewith).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wayne Savings Bancshares, Inc.

Date: August 01, 2017	/s/ David L. Lehman
David L. Lehman
President and Chief Executive Officer